EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Capital Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
8/10/2015	Purchase	$3.5981	[1]	7500
8/11/2015	Purchase	$3.6685	[2]	5400
8/12/2015	Purchase	$3.4840	[3]	15000
8/13/2015	Purchase	$3.4602	[4]	5000
8/14/2015	Purchase	$3.4999	[5]	5000
8/17/2015	Purchase	$3.4954	[6]	49871
8/18/2015	Purchase	$3.4992	[7]	6700
8/19/2015	Purchase	$3.5000		100000
8/20/2015	Purchase	$3.4998	[8]	200706
8/21/2015	Purchase	$3.4598	[9]	4417
8/24/2015	Purchase	$3.2400		5634
8/25/2015	Purchase	$3.2625	[10]	17500
8/26/2015	Purchase	$3.2472	[11]	12953
8/27/2015	Purchase	$3.4001	[12]	521335
8/31/2015	Purchase	$3.6068	[13]	3700
9/2/2015	Purchase	$3.6709	[14]	4849

1 This transaction was executed in multiple trades at prices ranging from $3.58 – 3.61.

2 This transaction was executed in multiple trades at prices ranging from $3.59 – 3.72.

3 This transaction was executed in multiple trades at prices ranging from $3.43 – 3.50.

4 This transaction was executed in multiple trades at prices ranging from $3.42 – 3.48.

5 This transaction was executed in multiple trades at prices ranging from $3.46 – 3.50.

6 This transaction was executed in multiple trades at prices ranging from $3.48 – 3.50.

7 This transaction was executed in multiple trades at prices ranging from $3.47 – 3.50.

8 This transaction was executed in multiple trades at prices ranging from $3.45 – 3.50.

9 This transaction was executed in multiple trades at prices ranging from $3.45 – 3.46.

10 This transaction was executed in multiple trades at prices ranging from $3.19 – 3.30.

11 This transaction was executed in multiple trades at prices ranging from $3.21 – 3.25.

12 This transaction was executed in multiple trades at prices ranging from $3.40 – 3.42.

13 This transaction was executed in multiple trades at prices ranging from $3.55 – 3.63.

14 This transaction was executed in multiple trades at prices ranging from $3.61 – 3.68.

9/3/2015	Purchase	$3.6423	[15]	5000
9/4/2015	Purchase	$3.6425	[16]	2400
9/8/2015	Purchase	$3.9858	[17]	2725
9/9/2015	Purchase	$4.0133	[18]	1200
9/10/2015	Purchase	$4.0075	[19]	12300
9/11/2015	Purchase	$3.8500		10000
9/16/2015	Purchase	$3.7780	[20]	4902
9/17/2015	Purchase	$3.8568	[21]	5944
9/18/2015	Purchase	$3.9742	[22]	15000
9/22/2015	Purchase	$3.8963	[23]	400
9/23/2015	Purchase	$3.8674	[24]	10000
9/25/2015	Purchase	$3.9875	[25]	5100
9/29/2015	Purchase	$3.9995	[26]	16784
9/30/2015	Purchase	$3.9748	[27]	5000
10/1/2015	Purchase	$3.8999	[28]	12568
10/5/2015	Purchase	$3.9450		112
10/6/2015	Purchase	$4.0000		3200
10/7/2015	Purchase	$4.1515	[29]	10000

15 This transaction was executed in multiple trades at prices ranging from $3.62 – 3.65.

16 This transaction was executed in multiple trades at prices ranging from $3.63 – 3.65.

17 This transaction was executed in multiple trades at prices ranging from $3.95 – 3.99.

18 This transaction was executed in multiple trades at prices ranging from $4.00 – 4.04.

19 This transaction was executed in multiple trades at prices ranging from $3.95 – 4.05.

20 This transaction was executed in multiple trades at prices ranging from $3.75 – 3.80.

21 This transaction was executed in multiple trades at prices ranging from $3.80 – 3.88.

22 This transaction was executed in multiple trades at prices ranging from $3.94 – 4.00.

23 This transaction was executed in multiple trades at prices ranging from $3.89 – 3.90.

24 This transaction was executed in multiple trades at prices ranging from $3.83 – 3.89.

25 This transaction was executed in multiple trades at prices ranging from $3.97 – 4.00.

26 This transaction was executed in multiple trades at prices ranging from $3.98 – 4.00.

27 This transaction was executed in multiple trades at prices ranging from $3.93 – 4.00.

28 This transaction was executed in multiple trades at prices ranging from $3.82 – 3.95.

29 This transaction was executed in multiple trades at prices ranging from $4.12 – 4.19.